CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this registration statement of Fidelity BancShares (N.C.), Inc. and FIDBANK Capital Trust I on Form S-1 of our report dated February 28, 1997 on our audits of the consolidated financial statements of Fidelity BancShares (N.C.), Inc. as of December 31, 1996, and for each of the years in the two year period ended December 31, 1996. We also consent to the reference to our firm under the captions "Experts" and "Change in Accountants".

                                                 /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 25, 1998